
                                                                     EXHIBIT 4.2

                     [FORM OF PREFERRED STOCK CERTIFICATE]

                             [FRONT OF CERTIFICATE]
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

       _____% SERIES A                                        _____% SERIES A
 CUMULATIVE PREFERRED STOCK                                 CUMULATIVE PREFERRED
   LIQUIDATION PREFERENCE                                          STOCK
        $25 PER SHARE                                     LIQUIDATION PREFERENCE
                                                               $25 PER SHARE


            Number                                   Shares
            ------                                   ------
                                         The shares evidenced hereby are subject
                                         to restrictions on ownership and
                                         transfer as more fully described on the
                                         reverse side hereof.

     [LOGO]                              This Certificate is transferrable in
      -----------------------            Los Angeles, California or New York,
     Incorporated Under the              New York
     Laws of the State of Maryland

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                                     CUSIP


                      See reverse for certain definitions

                                G&L REALTY CORP


This is to certify that ________________________________ is the owner of
___________ fully paid and non-assessable shares of the ______% Series A
Cumulative Preferred Stock Liquidation Preference $25 per share of G&L REALTY
CORP. (the "Corporation") transferrable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Amendment and Restatement (the "Charter") of the Corporation and its Bylaws, as amended, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
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

Countersigned and registered:                   [Facsimile Signature]
CHASE MELLON SHAREHOLDER SERVICES             ------------------------
                                              Chief Executive Officer
Transfer Agent and Registrar

By:
     -------------------------
     Authorized Signature
                                                [Facsimile Signature]
                                              ------------------------
                                              Chief Accounting Officer,
                                               Treasurer and Secretary
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

                           [REVERSE OF CERTIFICATE]

                               G&L REALTY CORP.

                               CLASSES OF STOCK

     The Corporation is authorized to issue more than one class of capital stock consisting of Common Stock, Excess Stock and one or more series of Preferred
Stock. The Board of Directors of the Corporation is authorized to determine the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, terms and conditions of redemption of any class or series of Preferred Stock before the issuance of such class or series. The Corporation will furnish, without charge, to any shareholder making a written request therefore, a written statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class or series of stock which the Corporation is authorized to issue. Requests for such written statements may be directed to the secretary of the Corporation at the principal office of the Corporation.

                    RESTRICTIONS ON OWNERSHIP AND TRANSFER

     The shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no person may beneficially own or constructively own in excess of 9.8% of the number or value (whichever is more restrictive) of the then-outstanding shares of capital stock of the Corporation, with certain further restrictions and exceptions set forth in the Corporation's Charter. Transfer or ownership of shares in violation of the foregoing restrictions causes such shares to be automatically converted into Excess Stock. Shares of Excess Stock have limited economic rights and no voting rights, and the Corporation has an option to redeem Excess Stock under certain circumstances. In addition, notwithstanding any other provision of the Charter of the Corporation to the contrary, any purported acquisition of shares of stock of the Corporation that would result in the disqualification of the Corporation as a real estate investment trust shall be null and void ab initio. All capitalized terms in this legend have the meanings ascribed to them in the Charter of the Corporation, a copy of which, including the restrictions on transfer and ownership, will be furnished, without charge, to each holder of shares of stock of the Corporation who directs a request therefore to the secretary of the Corporation at the principal office of the Corporation.

     The following abbreviations, when used in the inscription of the face of this Certificate, shall be construed as though they were written out in full according to applicable laws and regulations:


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
TEN COMM -- as tenants in common               UNIF GIFT MIN ACT ______ (Cust) Custodian_______
TEN ENT  -- as tenants by the entireties                         (Minor) under Uniform Gifts to
JT TEN   -- as joint tenants with                                 Minors Act _________ (State)
            rights of survivorship
            and not as tenants in              UNIF TRF MIN ACT  ______ (Cust) Custodian (until age ___)
            common                                               _____________(Minor) under Uniform
                                                                 Transfers to Minors Act _____________
                                                                 (State)

    Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, _____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

--------------------------------------------------------------------------------
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              shares represented by this Certificate, and do hereby irrevocably
-------------
constitute and appoint                             attorney to transfer the said
                      -----------------------------
shares on the books of the Corporation with full power in substitution in the premises.

Date:                                 X
     ----------------------------      -----------------------------------

                                      X
                                       -----------------------------------
                                NOTICE:  The signature(s) to this assignment
                                         must correspond with the name(s) as
                                         written upon the face of the
                                         certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatever.

Signature(s) Guaranteed


By
  --------------------------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.